ICOP Digital Reports Q3 2009 Results

Investor Teleconference and Webcast to Begin at 4:15 PM ET Today

LENEXA, KS -- (Marketwire - November 11, 2009) - ICOP Digital, Inc. (NASDAQ: ICOP), an industry-leading company engaged in advancing digital surveillance technology solutions, announced today its financial and operational results for the three months ended September 30, 2009. The Company will host a conference call later today to discuss the results, and plans to file its 10-Q Thursday, November 12, 2009. This call can be accessed through the Company's website, www.ICOP.com. The live audio presentation can be accessed by dialing toll free at 1-800-946-0709.

Key Operational Highlights

--  The Company filed a $25,000,000 shelf registration statement on Form S-
    3 with the Securities and Exchange Commission (SEC) on October 16, 2009,
    which was approved by the SEC on October 23, 2009. The Company has the option of selling securities off this shelf registration statement for three years but is not required to sell any securities at any time in that three year period.  To date, no securities have been issued off the shelf registration statement.

--  Raytheon road show has been well attended with 5 out of 10 stops completed. Raytheon's Sales Organization and Tier One Tech Support team are now fully trained, and have been marketing ICOP's mobile video solutions to their public safety, transportation and military customers in the US and abroad.

--  Quarter over quarter, Q3 unit sales increased 36% over Q2.

--  International sales continued to show an increase in the third quarter with year to date international sales totaling 13% of total revenue.

--  While attending last month's International Association of Chiefs of
    Police (IACP) Conference, the Company featured demonstrations of ICOP LIVE, our live-streaming video which delivers real-time situational awareness to law enforcement, between the ICOP booth and Raytheon booth, in addition to linking our booth with Sprint's booth, an ICOP co-marketing partner.

--  Raytheon closed their first order for ICOP products in September, selling units to the 88th MP Detachment of the US Army in Japan.

--  Stimulus Funds are beginning to reach agencies, as reflected by the order from Billings, MT.

Financial highlights for the three months ended September 30, 2009 compared to three months ended September 30, 2008:

--  Revenues declined 28.5% to $1.9 million from $2.7 million

--  Gross margin decreased to 39.7% from 42.8% due to a summer special program which began July 1, 2009 and ended September 30, 2009, offering promotional items with certain qualified purchases.

--  Total Operating expenses decreased 23.6% to $2.1 million from $2.8 million.  The decrease is mainly due to lower compensation and benefit expense and professional services along with the decline in research and development projects.

--  Net loss was $1.4 million, or $0.09 per basic and diluted share, compared to $1.7 million, or $0.22 per basic and diluted share.

Financial highlights for the nine months ended September 30, 2009 compared to nine months ended September 30, 2008:

--  Revenues declined 30.7% to $5.8 million from $8.4 million

--  Gross margin increased to 46.8% from 39.5%, primarily due to higher cost of goods sold in the previous year as a result of the ICOP EXTREME microphone exchange program offered to certain qualifying customers.

--  Total Operating expenses decreased 16.9% to $6.4 million from $7.7 million.  The decrease is mainly due to lower compensation and benefit expense along with the reduction in research and development expenses.

--  Net loss was $3.7 million, or $0.33 per basic and diluted share, compared to $4.4 million, or $0.59 per basic and diluted share.

On September 30, 2009, the Company had $172 thousand in cash, $1.5 million in accounts receivable, $2.1 million in inventory, $1.8 million in prepaid expenses and other current assets and $2.1 million in current liabilities, for a net working capital of $3.5 million. Total Shareholders' equity was $5.0 million.

About ICOP Digital, Inc.

ICOP Digital, Inc. (NASDAQ: ICOP) is a leading provider of mobile and in-car video solutions for Law Enforcement, Fire, EMS, Military, and Transportation markets, worldwide. ICOP solutions help the public and private sectors mitigate risks, reduce losses, and improve security through the live streaming, capture and secure management of high quality video and audio. www.ICOP.com

Financial Charts Follow

                            ICOP Digital, Inc.
                         Condensed Balance Sheets

                                               September 30,  December 31,
                                                    2009          2008
                                                ------------  ------------
                                                 (unaudited)
                     Assets
Current assets:
  Cash and cash equivalents                     $    172,000  $     99,192
  Accounts receivable, net of allowances of
   $52,103 and $121,173 at September 30, 2009
   and December 31, 2008, respectively             1,535,449     1,775,741
  Inventory, at lower of cost or market            2,110,768     3,568,596
  Prepaid expenses                                   104,840       209,545
  Other current assets                             1,742,076       549,867
                                                ------------  ------------
     Total current assets                          5,665,133     6,202,941

Property and equipment, net of accumulated
 depreciation $1,598,208 and $1,230,779 at
 September 30, 2009 and December 31, 2008,
 respectively                                      1,653,536     2,024,318

Other assets:
  Deferred patent costs                               87,621        87,621
  Investment, at cost                                 25,000        25,000
  Security deposit                                    18,258        18,258
                                                ------------  ------------
Total other assets                                   130,879       130,879
                                                ------------  ------------
Total assets                                    $  7,449,548  $  8,358,138
                                                ============  ============

      Liabilities and Shareholders' Equity
Current liabilities:
  Accounts payable                              $    312,270  $    643,124
  Accrued liabilities                                421,073       596,854
  Notes payable                                      629,985       780,000
  Due to factor                                      542,190       602,009
  Unearned revenue                                   221,258       178,147
                                                ------------  ------------
     Total current liabilities                     2,126,776     2,800,134
                                                ------------  ------------

Other liabilities:
 Unearned revenue                                    278,003       288,836

Shareholders' equity:
Preferred stock, no par value; 5,000,000 shares
 authorized, no shares issued and outstanding
Common stock, no par value; 50,000,000 shares
 authorized, 17,512,361 and  7,286,385                     -             -
 issued and outstanding at September 30, 2009
 and December 31, 2008, respectively              33,843,976    30,338,572
Accumulated other comprehensive income                 3,465           272
Retained deficit                                 (28,802,672)  (25,069,676)
                                                ------------  ------------
  Total shareholders' equity                       5,044,769     5,269,168
                                                ------------  ------------
Total liabilities and shareholders' equity      $  7,449,548  $  8,358,138
                                                ============  ============

                            ICOP Digital, Inc.
                    Condensed Statement of Operations

                           Three Months Ended         Nine Months Ended
                              September 30,             September 30,
                        ------------------------  ------------------------
                            2009         2008         2009         2008
                        -----------  -----------  -----------  -----------
Sales, net of returns
 and allowances         $ 1,945,231  $ 2,720,296  $ 5,795,227  $ 8,366,244
Cost of sales             1,173,137    1,555,186    3,084,130    5,063,985
                        -----------  -----------  -----------  -----------
      Gross profit          772,094    1,165,110    2,711,097    3,302,259
Operating expenses:
   Selling, general and
    administrative        1,950,190    2,482,823    5,776,993    6,834,569
   Research and
    development             196,641      326,045      597,539      838,078
                        -----------  -----------  -----------  -----------
      Total operating
       expenses           2,146,831    2,808,868    6,374,532    7,672,647
                        -----------  -----------  -----------  -----------
Operating loss           (1,374,737)  (1,643,758)  (3,663,435)  (4,370,388)
Other income (expense):
 Gain on derecognition
  of liabilities                  -            -       52,765            -
 Loss on disposal of
  property and equipment      4,537       (6,793)      (2,109)     (12,076)
 Interest income                 25        3,097           61       27,996
 Loss on extended
  warranties                   (599)           -       (1,944)           -
 Interest expense           (43,555)     (28,725)    (140,908)     (55,795)
 Other income                13,878            -       22,574            -
                        -----------  -----------  -----------  -----------
  Loss before income
   taxes                 (1,400,451)  (1,676,179)  (3,732,996)  (4,410,263)
Income tax provision              -            -            -            -
                        -----------  -----------  -----------  -----------
  Net Loss              $(1,400,451) $(1,676,179) $(3,732,996) $(4,410,263)
                        ===========  ===========  ===========  ===========
Basic and diluted net
 loss per share         $     (0.09) $     (0.22) $     (0.33) $     (0.59)
                        ===========  ===========  ===========  ===========
Basic and diluted
 weighted average common
 shares outstanding      16,414,298    7,478,569   11,146,565    7,467,195

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The per share price of the Company's common stock may experience significant fluctuations, so there can be no assurance that holders exercising Class B warrants will profit from such exercise. Neither can there be any assurance that all Class B warrants will be exercised, and the Company could therefore receive significantly less than $3.7M in additional capital. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in the Company's most recent annual report and registration statement filed with the Securities and Exchange Commission and which are available from the Company without charge or at http://www.sec.gov.

For more information, contact:
Melissa K. Owen
Dir. of Communications
16801 West 116th Street
Lenexa, KS 66219 USA
Phone: (913) 338-5550
Fax: (913) 312-0264
mowen@ICOP.com
www.ICOP.com

For Investor Relations:
DC Consulting, LLC
Daniel Conway
Chief Executive Officer
Phone: (407) 792-3332
investorinfo@ICOP.com
daniel@dcconsultingllc.com